Exhibit 10.19

AUTOWEB, INC.

Inducement Stock Option Award Agreement
(Non-Qualified Stock Options)

THESE OPTIONS HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (“SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS A REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND OTHER APPLICABLE STATE SECURITIES LAWS WITH RESPECT TO SUCH SECURITY IS THEN IN EFFECT, OR SUCH REGISTRATION UNDER THE SECURITIES ACT AND OTHER APPLICABLE SECURITIES LAWS IS NOT REQUIRED DUE TO AVAILABLE EXEMPTIONS FROM SUCH REGISTRATION. SHOULD THERE BE ANY REASONABLE UNCERTAINTY OR GOOD FAITH DISAGREEMENT BETWEEN THE COMPANY AND OPTIONEE AS TO THE AVAILABILITY OF SUCH EXEMPTIONS, THEN OPTIONEE SHALL BE REQUIRED TO DELIVER TO THE COMPANY AN OPINION OF COUNSEL (SKILLED IN SECURITIES MATTERS, SELECTED BY OPTIONEE AND REASONABLY SATISFACTORY TO THE COMPANY) IN FORM AND SUBSTANCE SATISFACTORY TO THE COMPANY THAT SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS IN COMPLIANCE WITH AN AVAILABLE EXEMPTION UNDER THE SECURITIES ACT AND OTHER APPLICABLE SECURITIES LAWS.

This Inducement Stock Option Award Agreement (“Agreement”) is entered into effective as of the Grant Date set forth on the signature page to this Agreement (“Grant Date”) by and between AutoWeb, Inc., a Delaware corporation (“Company”), and the person set forth as Optionee on the signature page hereto (“Optionee”).

Optionee has not previously been an employee or director of the Company. The Company has determined to offer employment to Optionee, and as an inducement material to Optionee’s decision to accept such employment offer, the Company determined to grant Optionee the Options (as defined herein) under the terms and conditions set forth herein.

This Agreement and the stock options granted hereby have not been granted pursuant to The AutoWeb, Inc. 2018 Equity Incentive Plan (“Plan”), but certain capitalized terms identified herein and not defined herein shall have the same meanings as defined in the Plan.

1.    Grant of Options. The Company hereby grants to Optionee non-qualified stock options (“Options”) to purchase the number of shares of common stock of the Company, par value $0.001 per share, set forth on the signature page to this Agreement (“Shares”), at the exercise price per Share set forth on the signature page to this Agreement (“Exercise Price”). The Options are not intended to qualify as incentive stock options under Section 422 of the Code (as such term is defined in the Plan).

2.    Term of Options. Unless the Options terminate earlier pursuant to the provisions of this Agreement, the Options shall expire on the seventh (7th) anniversary of the Grant Date (“Option Expiration Date”).

3.    Vesting. The Options shall become vested and exercisable in accordance with the vesting schedule set forth on the signature page to this Agreement (“Vesting Schedule”). No installments of the Options shall vest after Optionee’s termination of employment for any reason.

4.    Exercise of Options.

(a)         Manner of Exercise. To the extent vested, the Options may be exercised, in whole or in part, by delivering written notice to the Company in accordance with Section 7(f) of this Agreement in such form as the Company may require from time to time, or at the direction of the Company, through the procedures established with the Company’s third-party option administration service. Such notice shall specify the number of Shares subject to the Options that are being exercised and shall be accompanied by full payment of the Exercise Price of such Shares in a manner permitted under the terms of Section 5.5 of the Plan (as if these Options had been granted under the Plan) (including same day sales through a broker), except that payment in whole or in part in a manner set forth in clauses (ii), (iii) or (iv) of Section 5.5(b) of the Plan (as if these Options had been granted under the Plan), may only be made with the consent of the Committee (as such term is defined in the Plan). The Options may be exercised only in multiples of whole Shares, and no fractional Shares shall be issued.

(b)         Issuance of Shares. Upon exercise of the Options and payment of the Exercise Price for the Shares as to which the Options are exercised and satisfaction of all applicable tax withholding requirements, the Company shall issue to Optionee the applicable number of Shares in the form of fully paid and nonassessable Shares.

(c)         Withholding. No Shares will be issued on exercise of the Options unless and until Optionee pays to the Company or makes satisfactory arrangements with the Company for payment of, any federal, state, local or foreign taxes required by law to be withheld in respect of the exercise of the Options. Optionee may remit withholding payment following Option exercise through the use of broker assisted Option exercise. Optionee hereby agrees that the Company may withhold from Optionee’s wages or other remuneration the applicable taxes. At the discretion of the Company, the applicable taxes may be withheld in kind from the Shares otherwise deliverable to Optionee on exercise of the Options, up to Optionee’s minimum required withholding rate or such other rate determined by the Committee that will not trigger a negative accounting impact.

(d)         Compliance with Securities Trading Policy. Shares issued upon exercise of the Options may only be sold, pledged or otherwise transferred in compliance with the Company’s securities trading policies generally applicable to officers, directors or employees of the Company as long as Optionee is subject to such securities trading policy.

(e)         Limitation on Number of Resales or Transfers of Shares. The number of Shares that may be resold or transferred to the public or through any public securities trading market at any time may not exceed (i) for any one sale or transfer order, twenty-five percent (25%) of the Average Daily Volume; and (ii) for all sales or transfer volume in any calendar week, twenty-five percent (25%) of the Weekly Volume. For purposes of this Section 4(e), (i) “Average Daily Volume” will be determined once at the beginning of each calendar quarter for application during such quarter based on an averaging of the daily volume of sales of Company Common Stock as reported by The NASDAQ Capital Market (provided that if the Company’s Common Stock is not then listed on The NASDAQ Capital Market, as reported by such trading market on which the Common Stock is traded) for each trading day over the 90-trading day period preceding such determination; and (ii) “Average Weekly Volume” is calculated by multiplying the Average Daily Volume by the number of trading days in the calendar week preceding the proposed sale or transfer of Shares.

5.    Option Termination and Other Provisions.

(a)         Termination Upon Expiration of Option Term. The Options shall terminate and expire in their entirety on the Option Expiration Date. In no event may Optionee exercise the Options after the Option Expiration Date, even if the application of another provision of this Section 5 may result in an extension of the exercise period for the Options beyond the Option Expiration Date.

(b)         Termination of Employment.

(i)         Termination of Employment Other Than Due to Death, Disability or Cause.

(1)          Optionee may exercise the vested portion of the Options for a period of ninety (90) days (but in no event later than the Option Expiration Date) following any termination of Optionee’s employment with Company, either by Optionee or Company, other than in the event of a termination of Optionee’s employment by Company for Cause (as defined below) or by reason of Optionee’s death or Disability (as defined below). To the extent Optionee is not entitled to exercise the Options at the date of termination of employment, or if Optionee does not exercise the Options within the time specified in the Plan or this Agreement for post-termination of employment exercises of the Options, the Options shall terminate.

(ii)         Termination of Employment for Cause. Upon the termination of Optionee’s employment by Company for Cause, unless the Options have been earlier terminated, the Options (whether vested or not) shall immediately terminate in their entirety and shall thereafter not be exercisable to any extent whatsoever; provided that Company, in its discretion, may, by written notice to Optionee given as of the date of termination, authorize Optionee to exercise any vested portion of the Options for a period of up to thirty (30) days following Optionee’s termination of employment for Cause, provided that in no event may Optionee exercise the Options after the Option Expiration Date. For purposes of this Agreement, “Cause” shall mean a determination by Company in its sole discretion, that Optionee (i) has breached Optionee’s terms of employment with Company; (ii) has failed to comply with Company policies and procedures in a material manner; (iii) has engaged in disloyalty to Company, including, without limitation, fraud, embezzlement, theft or dishonesty in the course of Optionee’s employment; (iv) has disclosed trade secrets or confidential information of Company to persons not entitled to receive such information; (v) has breached any agreement between Optionee and Company; (vi) has engaged in such other behavior detrimental to the interests of Company; (vii) has been convicted of, or pled guilty or nolo contendere to any misdemeanor involving moral turpitude or any felony; (viii) has failed in any material manner to consistently discharge Optionee’s employment duties to the Company, which failure continues for thirty (30) days following written notice from Company detailing the area or areas of such failure, other than such failure resulting from Optionee’s Disability; (ix) has knowingly engaged in or aided any act or transaction by Company or a Subsidiary that results in the imposition of criminal, civil or administrative penalties against Company or any Subsidiary; or (x) has engaged in misconduct during the course of Optionee’s employment by Company or any Subsidiary that results in an accounting restatement by Company due to material noncompliance with any financial reporting requirement under applicable securities laws, whether such restatement occurs during or after Optionee’s employment by Company or any Subsidiary.

(iii)         Termination of Optionee’s Employment By Reason of Optionee’s Death. In the event Optionee’s employment is terminated by reason of Optionee’s death, the Options, to the extent vested as of the date of termination, may be exercised at any time within twelve (12) months following the date of termination (but in no event later than the Option Expiration Date) by Optionee’s executor or personal representative or the person to whom the Options shall have been transferred by will or the laws of descent and distribution, but only to the extent Optionee could exercise the Options at the date of termination.

(iv)         Termination of Optionee’s Employment By Reason of Optionee’s Disability. In the event that Optionee ceases to be an employee by reason of Optionee’s Disability, unless the Options have been earlier terminated, Optionee (or Optionee’s attorney-in-fact, conservator or other representative on behalf of Optionee) may, but only within twelve (12) months from the date of such termination of employment (but in no event later than the Option Expiration Date), exercise the Options to the extent Optionee was otherwise entitled to exercise the Options at the date of such termination of employment. For purposes of this Agreement, “Disability” shall mean Optionee’s becoming “permanently and totally disabled” within the meaning of Section 22(e)(3) of the Code or as otherwise determined by the Committee in its discretion. The Committee may require such proof of Disability as the Committee in its sole and absolute discretion deems appropriate, and the Committee’s determination as to whether Optionee has incurred a Disability shall be final and binding on all parties concerned.

(c)         Change in Control. In the event of a Change in Control, the effect of the Change in Control on the Options shall be determined by the applicable provisions of the Plan (including, without limitation, Article 10 of the Plan) (as if the Options had been granted under the Plan), provided that (i) to the extent the Options are assumed or substituted by the successor company in connection with the Change in Control (or the Options are continued by Company if it is the ultimate parent entity after the Change in Control), the Options will vest and become fully exercisable in accordance with clause (i) of Section 10.2(a) of the Plan (as if the Options had been granted under the Plan), if within twenty-four (24) months following the date of the Change in Control Optionee’s employment is terminated by Company or a Subsidiary (or the successor company or a subsidiary or parent thereof) without Cause, and any vested Options (either vested prior to the Change in Control or accelerated by reason of this Section 5(c)) may be exercised for a period of twenty-four (24) months after the date of such termination of employment (but in no event later than the Option Expiration Date); and (ii) any portion of the Options which vests and becomes exercisable pursuant to Section 10.2(b) of the Plan (as if the Options had been granted under the Plan) as a result of such Change in Control will (1) vest and become exercisable on the day prior to the date of the Change in Control if Optionee is then employed by Company or a Subsidiary and (2) terminate on the date of the Change in Control. For purposes of Section 10.2(a) of the Plan, the Options shall not be deemed assumed or substituted by a successor company (or continued by Company if it is the ultimate parent entity after the Change in Control) if the Options are not assumed, substituted or continued with equity securities of the successor company or Company, as applicable, that are publicly-traded and listed on an exchange in the United States and that have voting, dividend and other rights, preferences and privileges substantially equivalent to the Shares. If the Options are not deemed assumed, substituted or continued for purposes of Section 10.2(a) of the Plan, the Options shall be deemed not assumed, substituted or continued and governed by Section 10.2(b) of the Plan. Notwithstanding the foregoing, if on the date of the Change in Control the Fair Market Value of one Share is less than the Exercise Price per Share, then the Options shall terminate as of the date of the Change in Control except as otherwise determined by the Committee.

(d)         Extension of Post-Termination Exercise Period. Notwithstanding any provisions of this Section 5 to the contrary, if following termination of employment or service the exercise of the Options or, if in conjunction with the exercise of the Options, the sale of the Shares acquired on exercise of the Options, during the post-termination of employment or service time period set forth in the paragraph of this Section 5 applicable to the reason for termination of employment or service would, in the determination of the Company, violate any applicable federal or state securities laws, rules, regulations or orders (or any Company policy related thereto), including the Company’s securities trading policy, the running of the applicable period to exercise the Options shall be tolled for the number of days during the period that the exercise of the Options or sale of the Shares acquired on exercise would in the Company’s determination constitute such a violation; provided, however, (i) that in no event shall the exercisability of the Options be extended beyond the Option Expiration Date; and (ii) if applicable, the inability to sell Shares acquired upon exercise of the Options until the expiration of the holding period under Rule 144 under the Securities Act of 1933, as amended, shall not toll the running of the applicable post-employment or service exercise period.

(e)         Adjustments. The number of Options may be subject to adjustment as provided in Section 11.2 of the Plan (as if the Options had been granted under the Plan).

(f)         Other Governing Agreements or Plans. To the extent not prohibited by the Plan, the provisions of this Section 5 regarding the acceleration of vesting of Options and the extension of the exercise period for Options following a Change in Control or a termination of Optionee’s employment with Company shall be superseded and governed by the provisions, if any, of a written employment or severance agreement between Optionee and Company or a severance plan of Company covering Optionee, including a change in control severance agreement or plan, to the extent such a provision (i) is specifically applicable to option awards or grants made to Optionee and (ii) provides for the acceleration of Options vesting or for a longer extension period for the exercise of the Options in the case of a Change in Control or a particular event of termination of Optionee’s employment with Company (e.g., an event of termination governed by Section 5(b)(i)) to this Agreement than is provided in the provision of this Section 5 applicable to a Change in Control or to the same event of employment termination; provided, however, that in no event shall the exercisability of the Options be extended beyond the Option Expiration Date.

(g)         Forfeiture upon Engaging in Detrimental Activities.  If, at any time within the twelve (12) months after (i) Optionee exercises any portion of the Options; or (ii) the effective date of any termination of Optionee’s employment by Company or by Optionee for any reason, Optionee engages in, or is determined by the Committee in its sole discretion to have engaged in, any (i) material breach of any non-competition, non-solicitation, non-disclosure or settlement or release covenant or agreement with Company or any Subsidiary; (ii) activities during the course of Optionee’s employment with Company or any Subsidiary constituting fraud, embezzlement, theft or dishonesty; or (iii) activity that is otherwise in conflict with, or adverse or detrimental to the interests of Company or any Subsidiary, then (x) the Options shall terminate effective as of the date on which Optionee engaged in or engages in that activity or conduct, unless terminated sooner pursuant to the provisions of this Agreement, and (y) the amount of any gain realized by Optionee from exercising all or a portion of the Options at any time following the date that Optionee engaged in any such activity or conduct, as determined as of the time of exercise, shall be forfeited by Optionee and shall be paid by Optionee to Company, and recoverable by Company, within sixty (60) days following such termination date of the Options.  For purposes of the foregoing, the following will be deemed to be activities in conflict with or adverse or detrimental to the interests of Company or any Subsidiary: (i) Optionee’s conviction of, or pleading guilty or nolo contendere to any misdemeanor involving moral turpitude or any felony, the underlying events of which related to Optionee’s employment with Company; (ii) knowingly engaged or aided in any act or transaction by Company or a Subsidiary that results in the imposition of criminal, civil or administrative penalties against Company or any Subsidiary; or (iii) misconduct during the course of Optionee’s employment by Company or any Subsidiary that results in an accounting restatement by Company due to material noncompliance with any financial reporting requirement under applicable securities laws, whether such restatement occurs during or after Optionee’s employment by Company or any Subsidiary.

(h)         Reservation of Committee Discretion to Accelerate Option Vesting and Extend Option Exercise Window. The Committee reserves the right, in its sole and absolute discretion, to accelerate the vesting of the Options and to extend the exercise window for Options that have vested (either in accordance with the terms of this Agreement or by discretionary acceleration by the Committee) under circumstances not otherwise covered by the foregoing provisions of this Section 5; provided that in no event may the Committee extend the exercise window for Options beyond the Option Expiration Date. The Committee is under no obligation to exercise any such discretion and may or may not exercise such discretion on a case-by-case basis.

6.	Non-Registered Option and Shares.

(a)         Optionee hereby acknowledges that the Options and any Shares that may be acquired upon exercise of the Options pursuant hereto are, as of the date hereof, not registered: (i) under the Securities Act, on the ground that the issuance of the Options and the underlying shares is exempt from registration under Section 4(2) of the Securities Act as not involving any public offering or, with respect to Options, because the grant of the Options alone may not constitute an offer or sale of a security under the Securities Act until such time as the Options are exercised or exercisable or (ii) under any applicable state securities law because the grant of the Options does not involve any public offering or is otherwise exempt under applicable state securities laws, and (iii) that the Company’s reliance on the Section 4(2) exemption of the Securities Act and under applicable state securities laws is predicated in part on the representations hereby made to the Company by Optionee. Optionee represents and warrants that Optionee is acquiring the Options and will acquire the Shares for investment for Optionee’s own account, with no present intention of reselling or otherwise distributing the same.

(b)         If, at the time of issuance of shares upon exercise of the Options, no registration statement is in effect with respect to such shares under applicable provisions of the Securities Act and other applicable securities laws, Optionee hereby agrees that Optionee will not sell, transfer, offer, pledge or hypothecate all or any part of the shares unless and until Optionee shall first have given notice to the Company describing such sale, transfer, offer, pledge or hypothecation and there shall be available exemptions from such registration requirements that exist. Should there be any reasonable uncertainty or good faith disagreement between the Company and Optionee as to the availability of such exemptions, then Optionee shall be required to deliver to the Company (1) an opinion of counsel (skilled in securities matters, selected by Optionee and reasonably satisfactory to the Company) in form and substance satisfactory to the Company to the effect that such offer, sale, transfer, pledge or hypothecation is in compliance with an available exemption under the Securities Act and other applicable securities laws, or (2) an interpretative letter from the Securities and Exchange Commission to the effect that no enforcement action will be recommended if the proposed offer, sale, transfer, pledge or hypothecation is made without registration under the Securities Act. The Company may at its election require that Optionee provide the Company with written reconfirmation of Optionee’s investment intent as set forth in Section 6(a) with respect to the shares. The shares issued upon exercise of the Options shall bear a legend reading substantially as follows:

“THESE SHARES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (“SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS A REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND OTHER APPLICABLE STATE SECURITIES LAWS WITH RESPECT TO SUCH SECURITY IS THEN IN EFFECT, OR SUCH REGISTRATION UNDER THE SECURITIES ACT AND OTHER APPLICABLE SECURITIES LAWS IS NOT REQUIRED DUE TO AVAILABLE EXEMPTIONS FROM SUCH REGISTRATION. SHOULD THERE BE ANY REASONABLE UNCERTAINTY OR GOOD FAITH DISAGREEMENT BETWEEN THE COMPANY AND OPTIONEE AS TO THE AVAILABILITY OF SUCH EXEMPTIONS, THEN OPTIONEE SHALL BE REQUIRED TO DELIVER TO THE COMPANY AN OPINION OF COUNSEL (SKILLED IN SECURITIES MATTERS, SELECTED BY OPTIONEE AND REASONABLY SATISFACTORY TO THE COMPANY) IN FORM AND SUBSTANCE SATISFACTORY TO THE COMPANY THAT SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS IN COMPLIANCE WITH AN AVAILABLE EXEMPTION UNDER THE SECURITIES ACT AND OTHER APPLICABLE SECURITIES LAWS.”

(c)         The exercise of the Option and the issuance of the Shares upon such exercise shall be subject to compliance by the Company and Optionee with all applicable requirements of law, rules, regulations or orders relating thereto and with all applicable rules and regulations of any stock exchange or securities trading market on which the Shares may be listed for trading at the end of such exercise and issuance. Optionee acknowledges that Shares acquired upon exercise of the Options may be subject to a holding period under Rule 144 under the Securities Act.

(d)         The inability of the Company to obtain approval from any regulatory body having authority deemed by the Company to be necessary to the lawful issuance and sale of any Shares pursuant to the Options shall relieve the Company of any liability with respect to the nonissuance or sale of the Shares as to which such approval shall not have been obtained. However, the Company shall use its best efforts to obtain all such applicable approvals.

7.	Miscellaneous.

(a)         No Rights of Stockholder. Optionee shall not have any of the rights of a stockholder with respect to the Shares subject to this Agreement until such Shares have been issued upon the due exercise of the Options.

(b)         Nontransferability of Options. The Options shall be nontransferable or assignable except to the extent expressly provided in the Plan (as if the Options had been granted under the Plan). Notwithstanding the foregoing, Optionee may by delivering written notice to the Company in a form provided by or otherwise satisfactory to the Company, designate a third party who, in the event of Optionee’s death, shall thereafter be entitled to exercise the Options. This Agreement is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

(c)         Severability. If any provision of this Agreement shall be held unlawful or otherwise invalid or unenforceable in whole or in part by a court of competent jurisdiction, such provision shall (i) be deemed limited to the extent that such court of competent jurisdiction deems it lawful, valid and/or enforceable and as so limited shall remain in full force and effect, and (ii) not affect any other provision of this Agreement or part thereof, each of which shall remain in full force and effect.

(d)         Governing Law, Jurisdiction and Venue. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Delaware other than its conflict of laws principles. The parties agree that in the event that any suit or proceeding is brought in connection with this Agreement, such suit or proceeding shall be brought in the state or federal courts located in New Castle County, Delaware, and the parties shall submit to the exclusive jurisdiction of such courts and waive any and all jurisdictional, venue and inconvenient forum objections to such courts.

(e)         Headings. The headings in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

(f)         Notices. All notices required or permitted under this Agreement shall be in writing and shall be sufficiently made or given if hand delivered or mailed by registered or certified mail, postage prepaid. Notice by mail shall be deemed delivered on the date on which it is postmarked.

Notices to the Company should be addressed to:

AutoWeb, Inc.

6410 Oak Canyon, Suite 250

Irvine, CA 92618

Attention: Chief Legal Officer

Notices to Optionee should be addressed to Optionee at Optionee’s address as it appears on the Company’s records.

The Company or Optionee may by writing to the other party designate a different address for notices. If the receiving party consents in advance, notice may be transmitted and received via telecopy or via such other electronic transmission mechanism as may be available to the parties. Such notices shall be deemed delivered when received.

(g)         Agreement Not an Employment Contract. This Agreement is not an employment or service contract, and nothing in this Agreement or in the granting of the Options shall be deemed to create in any way whatsoever any obligation on Optionee’s part to continue as an employee of the Company or any Subsidiary or on the part of the Company or any Subsidiary to continue Optionee’s employment or service as an employee.

(h)         Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original Agreement but all of which, taken together, shall constitute one and the same Agreement binding on the parties hereto. The signature of any party hereto to any counterpart hereof shall be deemed a signature to, and may be appended to, any other counterpart hereof.

(i)         Administration. The Committee shall have the power to interpret this Agreement and to adopt such rules for the administration, interpretation and application of this Agreement as are consistent with this Agreement and to interpret or revoke any such rules. All actions taken and all interpretations and determinations made by the Committee (including determinations as to the calculation, satisfaction or achievement of performance-based vesting requirements, if any, to which the Options are subject) shall be final and binding upon Optionee, the Company and all other interested persons. No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to this Agreement.

(j)          Policies and Procedures. Optionee agrees that Company may impose, and Optionee agrees to be bound by, Company policies and procedures with respect to the ownership, timing and manner of resales of shares of Company’s securities, including without limitation, (i) restrictions on insider trading; (ii) restrictions designed to delay and/or coordinate the timing and manner of sales by officers, directors and affiliates of the Company following a public offering of the Company’s securities; (iii) stock ownership or holding requirements applicable to officers and/or directors of Company; and (iv) the required use of a specified brokerage firm for such resales.

(k)         Entire Agreement; Modification. This Agreement contains the entire agreement between the parties with respect to the subject matter contained herein and may not be modified except as provided herein or in a written document signed by each of the parties hereto and may be rescinded only by a written agreement signed by both parties.

Remainder of Page Intentionally Left Blank; Signature Page Follows

IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the Grant Date.

Grant Date:                            February 7, 2022

Total Options Awarded:        50,000

Exercise Price Per Share:      $2.75

Vesting Schedule:                (i) thirty-three and one-third percent (33 1/3%) of the Options (adjusted to avoid the vesting of fractional Options) shall vest and become exercisable on the first anniversary of the Grant Date; and (ii) one thirty-sixth (1/36th) of the Options (adjusted monthly to avoid the vesting of fractional Options in any month) shall vest and become exercisable on each successive monthly anniversary of the Grant Date thereafter for the following twenty-four (24) months, ending on the third anniversary of the Grant Date.

“Company”	AutoWeb, Inc., a Delaware corporation

By: /s/ Glenn E. Fuller
Glenn E. Fuller
Executive Vice President, Chief Legal and
Officer and Secretary

“Optionee”	By: /s/ Scott L. Edwards
Scott L. Edwards